Form N-SAR,
Sub-Item 77I
Terms of new or amended securities


Nuveen Ohio Dividend Advantage Municipal Fund
333-53272
811-09463


An additional preferred class of the registrants securities have been registered and have become effective on November 16, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds
497 filing, November 18, 2010, accession number
0001193125-10-264254, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.